Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-256991) pertaining to the Volt Information Sciences, Inc. 2021 Equity Incentive Plan,
2.Registration Statement (Form S-8 No. 333-232096) pertaining to the Volt Information Sciences, Inc. 2019 Equity Incentive Plan,
3.Registration Statement (Form S-8 No. 333-211928) pertaining to the Volt Information Sciences, Inc. 2015 Equity Incentive Plan,
4.Registration Statement (Form S-8 No. 333-211927) pertaining to the Volt Information Sciences, Inc. Deferred Compensation and Supplemental Savings Plan, and
5.Registration Statements (Form S-8 No. 333-148355 and No. 333-202751) pertaining to the Volt Information Sciences, Inc. 2006 Incentive Stock Plan

of our report dated January 12, 2022, with respect to the consolidated financial statements of Volt Information Sciences, Inc. included in this Annual Report (Form 10-K) of Volt Information Sciences, Inc. for the year ended October 31, 2021.

/s/ Ernst & Young LLP

New York, New York
January 12, 2022